Exhibit 99.1

Daseke, Inc. – Consolidating the Flatbed & Specialized Logistics Market Acquisition Conference Call September 2017

Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "forecast," "intend," "seek," "target," “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Projected financial information are forward-looking statements. Forward-looking statements, including those with respect to revenues, earnings, performance, strategies, prospects and other aspects of the business of Daseke, are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic risks (such as downturns in customers’ business cycles and disruptions in capital and credit markets), driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, Daseke’s ability to recognize the anticipated benefits of recent acquisitions, Daseke’s ability to identify and execute future acquisitions successfully, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, Daseke’s ability to generate sufficient cash to service all of its indebtedness, restrictions in Daseke’s existing and future debt agreements, increases in interest rates, the impact of governmental regulations and other governmental actions related to Daseke and its operations, litigation and governmental proceedings, and insurance and claims expenses. For additional information regarding known material factors that could cause actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Hennessy Capital Acquisition Corp. II’s definitive proxy statement dated February 6, 2017, particularly the section “Risk Factors—Risk Factors Relating to Daseke’s Business and Industry,” and Daseke’s Current Report on Form 8-K/A, filed with the SEC on March 16, 2017 and amended on May 4, 2017. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Daseke undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Daseke has a long history of, and intends to continue, acquiring strategic and complementary flatbed and specialized trucking companies. Negotiations and discussions with potential target companies are an integral part of the Company’s operations. These negotiations and discussions can be in varying stages from infancy to very mature. Therefore, investors should assume the Company is always evaluating, negotiating and performing diligence on potential acquisitions. Non-GAAP Financial Measures This presentation includes a non-GAAP financial measure, Adjusted EBITDA. Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, including other fees and charges associated with indebtedness, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) stock based compensation, (vi) non-cash impairments, (vii) losses (gains) on sales of defective revenue equipment out of the normal replacement cycle, (viii) impairments related to defective revenue equipment sold out of the normal replacement cycle, (ix) withdrawn initial public offering-related expenses, and (x) expenses related to the business combination that was consummated in February 2017 and related transactions. You can find the reconciliation of this measure to net income (loss), the nearest comparable GAAP measure, elsewhere in the appendix of this presentation. We have not reconciled non-GAAP forward-looking measures to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts. Daseke’s board of directors and executive management team use Adjusted EBITDA as a key measure of its performance and for business planning. Adjusted EBITDA assists them in comparing Daseke’s operating performance over various reporting periods on a consistent basis because it removes from Daseke’s operating results the impact of items that, in their opinion, do not reflect Daseke’s core operating performance. Adjusted EBITDA also allows Daseke to more effectively evaluate its operating performance by allowing it to compare the results of operations against its peers without regard to its or its peers’ financing method or capital structure. Daseke’s management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP and instead relies primarily on Daseke’s GAAP results and uses non-GAAP measures supplementally. Daseke believes its presentation of Adjusted EBITDA is useful because it provides investors and industry analysts the same information that Daseke uses internally for purposes of assessing its core operating performance. However, Adjusted EBITDA is not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures such as Adjusted EBITDA. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Adjusted EBITDA should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Other companies in Daseke’s industry may define this non-GAAP measure differently than Daseke does, and as a result, it may be difficult to use this non-GAAP measure to compare the performance of those companies to Daseke’s performance. Industry and Market Data This presentation includes market data and other statistical information from third party sources, including independent industry publications, government publications and other published independent sources. Although Daseke believes these third party sources are reliable as of their respective dates, Daseke has not independently verified the accuracy or completeness of this information. Important Disclaimers

Presenters Scott Wheeler Executive Vice President, CFO, and Director 2

Today We Will Discuss 3 The Daseke Opportunity Executing Our Consolidation Strategy September 1, 2017 Acquisition of The R&R Trucking Companies

The Daseke Opportunity



Largest owner of flatbed and specialized equipment in North America[1]

<1% market share of $133 billion open deck transportation and logistics market[2]

4 acquisitions YTD 2017 add 30% to 2016 pro forma Adjusted EBITDA[3]

51% Adjusted EBITDA CAGR from 2009 to pro forma 2016[3]

Daseke's management team owns ~60% of the company[4]

CEO Don Daseke has a three-year lock-up[5]

(1) CCJ Top 250, September 2016.
(2) FTR Associates, Inc., 2016.
(3) Pro forma 2016 Adjusted EBITDA is calculated by adding Daseke's 2016 Adjusted EBITDA with the Adjusted EBITDA of the four recently acquired companies (based on such companies' internally prepared financial statements). Does not give effect to synergies.
(4) Does not give effect to the payout of 15 million potential earnout shares and assumes no exercise of outstanding warrants or conversion of convertible preferred to common stock.
(5) Mr. Daseke intends to donate shares to educational institutions or charities; accordingly, 10% of Mr. Daseke's shares are not subject to the three-year lock-up but will instead be subject to a 180-day lock-up (from donation date) in the event of such donation.

4

DASEKE

5 $869 2016 $88 $652 $115 2016 Post September 1, 2017 Acquisitions Pro Forma Revenue Growth Pro Forma Adjusted EBITDA Growth ($ in millions) ($ in millions) Giving Effect to Completed Acquisitions, Daseke has Pro Forma Revenue of $869 million and Adjusted EBITDA of $115 million in 2016 Pro Forma 2016 (1) Pro Forma 2016 (1)(2) 33% Growth 30% Growth Calculated by adding Daseke’s 2016 figures with the acquired companies’ 2016 figures (based on such companies’ internally prepared financial statements). Does not give effect to synergies. Net loss of $10.1 million plus: depreciation and amortization of $87.9 million, interest of $25.3 million, provision for income taxes of $1.4 million, acquisition-related transaction expenses of $0.6 million, impairment of $2.0 million, withdrawn initial public offering-related expenses of $3.1 million, net losses on sales of defective revenue equipment out of the normal replacement cycle of $0.7 million, impairments related to defective revenue equipment sold out of the normal replacement cycle of $0.2 million and expenses related to the business combination and related transactions of $3.5 million results in Adjusted EBITDA of $114.6 million.

2017 YTD Acquisitions 6

R&R Trucking, Inc. Acquisition Highlights Founded in 1988 Headquarters: Duenweg, Missouri New Capability: Government and commercial arms, ammunition and explosives (“AA&E”) 2nd largest munition carrier for the Department of Defense The Department of Defense will become a Daseke top 10 customer 2 out of 3 Department of Defense approved secured terminals CEO tenure of 20 years at the company 7

8 Four Companies Joined Daseke since May 1, 2017 Daseke has Closed Four Acquisitions in 2017 2017 YTD Acquisition Highlights 2016 combined estimated Revenue of $218 million and Adjusted EBITDA $26 (1)(2) Approximately 50% asset-light or logistics revenues Average purchase multiple of 5.4x 2016 Adjusted EBITDA(3) The cash portion of the consideration for R & R Trucking was funded from the delayed draw term loan Including all 2017 acquisitions year to date, Daseke now operates over 3,800 tractors, 8,200 trailers and 1.2 million square feet of warehouse space to facilitate industrial logistics and distribution services Based on the acquired companies’ internally prepared financial statements. Does not give effect to synergies. Net income of $2.2 million plus: depreciation and amortization of $20.4 million, interest of $2.2 million, taxes of $1.2 million and acquisition-related transaction expenses of $0.3 million results in Adjusted EBITDA of $26.3 million. Average Purchase Multiple is calculated on the basis of the sum of cash consideration, stock consideration and the debt assumed divided by the 2016 Adjusted EBITDA of the acquired companies.

Source: FTR, 2016. Represents simple average of Adjusted EBITDA growth achieved at the companies acquired by Daseke (other than Smokey Point, for which Adjusted EBITDA with a sufficient level of reliability is not available for the year prior to its acquisition by Daseke) based on the companies’ Adjusted EBITDA for the year prior to Daseke’s acquisition as compared to the companies’ Adjusted EBITDA for the second year following Daseke’s acquisition. Growth achieved at Hornady Transportation and Bulldog Hiway Express, which were acquired in 2015, were calculated based on Adjusted EBITDA for 2016.This does not include 2017 acquisitions. <100 Trucks 51,506 companies 99.2% Open Deck Primarily Served by Sub-Scale Companies(1) 1,000+ Trucks 29 companies <0.1% 100-999 Trucks 357 companies 0.7% ~20% Organic Growth within 24 Months Post Acquisition(2) Adjusted EBITDA Growth Talking Points: Rate optimization Customer extension across the platform Consolidated purchasing Sharing of best practices Consolidation, Integration & Growth >50,000 Companies <100 Trucks 51,506 companies 99.2%

Available Capital after September 1, 2017 acquisition: $20 million of cash on the balance sheet $70 million undrawn revolving line of credit $23.7 million of undrawn capacity on the delayed draw term loan(1) Capital to Support Growth Giving effect to the ~$76.3 million draw from the delayed draw term loan facility to accomplish the acquisition of The Schilli Companies, Big Freight Systems Inc and R&R Trucking, Inc..

10 Executive Summary 2017 pro forma Adjusted EBITDA will be calculated by adding Daseke’s actual 2017 Adjusted EBITDA and the Adjusted EBITDA of any acquired business during 2017 for the period beginning on January 1, 2017 and ending on the acquisition date. Calculated by adding Daseke’s 2016 figures with the acquired companies’ 2016 figures (based on such companies’ internally prepared financial statements). Does not give effect to synergies. We Continue to Execute our Consolidation Strategy; Daseke Remains on Track to Achieve its 2017 Pro Forma Adjusted EBITDA Target of $140 million(1) Closed 4 acquisitions in 2017 Giving effect to the acquisitions, Daseke has pro forma Revenue of $869 million and Adjusted EBITDA of $115 million in 2016(2) 33% increase in pro forma Revenue and a 30% increase in pro forma Adjusted EBITDA compared to actual 2016 results

Questions Conclusion 11

Appendix 12

Capitalization Snapshot as of August 31, 2017 Common Stock Equivalent (in millions) Common Shares 38.8 Warrants 2.1 Convertible Preferred 5.7 Max Earnout Shares for 2017 5.0 Employee Stock Options and RSUs 1.5 Fully Diluted Shares 53.1

Reconciliation of Net Income to Adjusted EBITDA ($ in thousands) 2009 2016 Net income (loss) $ (381) $ (12,279) Depreciation and amortization 4,132 67,500 Interest income - (44) Interest expense 2,751 23,124 Provision for income taxes (47) 163 Acquisition-related transaction expenses - 296 Impairment - 2,005 Withdrawn initial public offering-related expenses - 3,051 - - 3,516 908 Transaction expenses Other Adjusted EBITDA $ 6,455 $ 88,240 Year Ended December 31, Adjusted EBITDA Reconciliation 13